EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-292144, 333-258637, 333-258636, 333-221176, 333-201636, 333-192019 on Form S-8 of our reports dated February 12, 2026, relating to the consolidated financial statements and financial statement schedule of Iron Mountain Incorporated, and the effectiveness of Iron Mountain Incorporated’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 12, 2026